Exhibit 4.1

SUSSER HOLDINGS, L.L.C.

SUSSER FINANCE CORPORATION, as Issuers

The GUARANTORS party hereto, as Guarantors

and

WELLS FARGO BANK, N.A., as Trustee

8.50% SENIOR NOTES DUE 2016

INDENTURE

Dated as of May 7, 2010

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	ARTICLE 10.

	[RESERVED]

	ARTICLE 11.

	NOTE GUARANTEES

Section 11.01	Guarantee	94
Section 11.02	Limitation on Guarantor Liability	95
Section 11.03	Execution and Delivery of Note Guarantee	96
Section 11.04	Guarantors May Consolidate, etc., on Certain Terms	96
Section 11.05	Releases	97
	ARTICLE 12.

	SATISFACTION AND DISCHARGE

Section 12.01	Satisfaction and Discharge	98
Section 12.02	Application of Trust Money	99

	ARTICLE 13.

	MISCELLANEOUS

Section 13.01	Trust Indenture Act Controls	99
Section 13.02	Notices	100
Section 13.03	Communication by Holders with Other Holders	101
Section 13.04	Certificate and Opinion as to Conditions Precedent	101
Section 13.05	Statements Required in Certificate	101
Section 13.06	Rules by Trustee and Agents	102
Section 13.07	No Personal Liability of Directors, Officers, Employees and Stockholders	102
Section 13.08	Governing Law	102
Section 13.09	No Adverse Interpretation of Other Agreements	102
Section 13.10	Successors	102
Section 13.11	Severability	102
Section 13.12	Counterpart Originals	103
Section 13.13	Table of Contents, Headings, etc.	103

	EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

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Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE dated as of May 7, 2010 among Susser Holdings, L.L.C., a Delaware limited liability company (the “Company”), Susser Finance Corporation, a Delaware corporation (“SFC” and, together with the Company, the “Issuers”), each of the Guarantors party hereto, as Guarantors (as defined herein), and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 8.50% Senior Notes due 2016 (the “Notes”):

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; provided, however, that Indebtedness of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.14 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at May 15, 2013 (such redemption price being described in Section 3.07) plus (2) all remaining required interest payments due on such Note through May 15, 2013 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or Section 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries (other than Equity Interests required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) the sale, lease or discount of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete (or otherwise unsuitable for use in connection with the business of Holdings and its Restricted Subsidiaries) assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(7) dispositions of Investments or receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(8) the granting of a Lien permitted by this Indenture;

(9) the unwinding of any Hedging Obligations;

(10) licenses, leases or subleases of property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(11) the sale or other disposition of Equity Interests of, or any Investment in, an Unrestricted Subsidiary;

(12) Permitted Asset Swaps;

(13) Permitted Sale Leaseback Transactions; and

(14) the sale of Permitted Investments (other than sales of Equity Interests of any of the Company’s Restricted Subsidiaries) made by the Company or any Restricted Subsidiary after the Issue Date, if such Permitted Investments were (a) received in exchange for, or purchased out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a substantially concurrent contribution of common equity capital to the Company.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock, including, in each case, Preferred Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to a Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than 365 days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition; and

(6) money market funds or other mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” (as defined above), other than one or more of the Principals, acquires the Beneficial Ownership, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly-Owned Restricted Subsidiary or one or more Principals) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Principals) or any other Person (other than one or more Principals) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

(i) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation, and

(ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction.

For purposes of clause (3) above, a Person (a “Reference Person”) shall be deemed to Beneficially Own any Voting Stock of a specified Person held by a parent Person so long as such Reference Person beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent Person.

“Clearstream” means Clearstream Banking, S.A.

“Company” has the meaning set forth in the preamble to this Indenture.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to (a) any extraordinary loss plus (b) any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, in each case to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period and franchise taxes based on income, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) any fees, costs and expenses incurred during such period by such Person and its Restricted Subsidiaries in connection with or as a result of any Equity Offering or issuance of Indebtedness, in each case, permitted by the Indenture (whether or not consummated or Issued) and any charges or non-recurring costs incurred during such period as a result of any such transaction; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including charges related to the write-off of goodwill or intangibles as a result of impairment, in each case, as required by FASB ASC 350 (or any successor provision) or FASB ASC 360 (or any successor provision) but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(6) non-cash items increasing such Consolidated Net Income, for such period, other than the accrual of revenue in the ordinary course of business; plus/minus

(7) (x) rent expense as determined in accordance with GAAP not actually paid in cash during such period, net of (y) rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP; and plus/minus

(8) any net gain or loss resulting in such period from Hedging Obligations and the application of FASB ASC 815 (or any successor provision);

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (if positive) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash (or converted into cash) to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that if any such dividend or distribution is actually received it will be included;

(3) the cumulative effect of a change in accounting principles will be excluded; and

(4) the Net Income of any Unrestricted Subsidiary will be included only to the extent of the amount of dividends or similar distributions paid in cash (or converted into cash) to the specified Person or a Restricted Subsidiary of the Person.

“Consolidated Net Tangible Assets” means Consolidated Total Assets after deducting:

(1) all current liabilities;

(2) any item representing investments in Unrestricted Subsidiaries; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles.

“Consolidated Senior Secured Debt Ratio” as of any date of determination means the ratio of (1) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries that is secured by a Lien as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (except that, for purposes of determining the amount of Consolidated Total Indebtedness pursuant to clause (1) of this definition, the amount of Indebtedness under the Credit Agreement and any other revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four fiscal quarter period).

“Consolidated Total Assets” as of any date of determination, means the total amount of assets which would appear on a consolidated balance sheet of Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of Indebtedness for borrowed money, Capital Lease Obligations and debt obligations evidenced by promissory notes or similar instruments.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain amended and restated credit agreement, to be dated the Issue Date by and among the Company, Holdings, the guarantors named therein, Bank of America, N.A., as administrative agent, and the other lenders party thereto from time to time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including any agreement extending the maturity thereof or increasing the amount of Indebtedness incurred or available to be borrowed thereunder.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, bonds, debentures, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the asset sale or change of control provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.10 and 4.15 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options profits, interests or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale of common stock of the Company or any direct or indirect parent of the Company pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company or the Restricted Subsidiary, as applicable, which determination will be conclusive (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act (“Regulation S-X”)) as if they had occurred on the first day of the four-quarter reference period except that any adjustment relating to an event that is certified by the chief financial officer of the Company to be reasonably certain to occur within six months and that otherwise is in accordance with Regulation S-X shall be deemed to be in accordance with Regulation S-X;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date (or would become a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date (or would cease to be a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(6) the incurrence, repayment or retirement of any other Indebtedness by the Issuers and their Restricted Subsidiaries since the first day of such four quarter period shall be calculated as if such Indebtedness was incurred, repaid or retired at the beginning of such four quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four quarter period); and

(7) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, one third of the obligations for rental payments made during such period under operating leases entered into as part of a Sale and Leaseback Transaction consummated after the Issue Date (other than a Permitted Sale Leaseback Transaction), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding amortization of debt issuance costs and excluding any breakage or similar costs in connection with the Company’s termination of its hedging arrangements relating to its term loan facility on or prior to the Issue Date, if any; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of the Company that was formed in a jurisdiction other than any state of the United States, the District of Columbia or any territory of the United States.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means Holdings, Susser Holdings Corporation and any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Holdings” means Stripes Holdings LLC, a Delaware limited liability company, or any successor thereto including by way of merger, consolidation, liquidation, dissolution or winding up.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances or letters of credit (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) or (2) above or (4) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person of a demand for reimbursement);

(4) representing Capital Lease Obligations, Attributable Debt and finance obligations within the meaning of FASB ASC 840 (or any successor provision) promulgated by the Financial Accounting Standards Board;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed except any such balance that represents an accrued expense or current trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent of the lesser of (i) the Fair Market Value of the assets subject to such Lien, or (ii) the amount of the Indebtedness secured by such Lien, and (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking firm of national standing or any third party appraiser or recognized expert of national standing appointed by the Company with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, provided that such firm or appraiser is not an Affiliate of the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $425.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Banc of America Securities LLC, BMO Capital Markets Corp., Wells Fargo Securities, LLC, RBC Capital Markets Corporation, Morgan Keenan & Company, Inc., BBVA Securities Inc. and Morgan Joseph & Co., Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and advances to customers in the ordinary course of business that are recorded as accounts receivable), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the Section 4.07(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date of original issuance of the Notes.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are authorized by law, regulation or executive order to remain closed (1) in the City of New York, (2) in the city in which the Corporate Trust Office of the Trustee is located or (3) at a place of payment. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and after reduction in respect of preferred stock dividends (other than dividends on preferred stock of the Company that is not Disqualified Stock), excluding for the purposes of the calculation of the Fixed Charge Coverage Ratio, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2) the portion of such net income attributable to non-controlling interests of Subsidiaries; and

(3) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and discounts, and sales commissions, and any other fees and expenses, including without limitation relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Operating Assets” means assets, property (including undeveloped land) and stores that are no longer used or useful in a Permitted Business.

“Non-Operating Subsidiary” means (x) any Restricted Subsidiary that has no assets other than Non-Operating Assets and (y) any Subsidiary that was formed solely to hold non-transferable beer, wine and liquor licenses; provided, that the total assets (as determined in accordance with GAAP) of all such Non-Operating Subsidiaries, measured at the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available and on a pro forma basis giving effect to any acquisitions or dispositions of any company, division or line of business since such date or the start of such fiscal period, as applicable, and on or prior to the date of acquisition of such Subsidiary, shall not at any time exceed $2.5 million.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness, but excluding the assignment of leases in favor of the lender or lenders of such Non-Recourse Debt), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Final Offering Memorandum of the Issuers dated as of April 30, 2010.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Ordinary Course Notes and Fuel Agreements” means notes received from, and fuel supply, consignment or similar agreements entered into with, dealer customers in the ordinary course of business in connection with the purchase of sites from the Company and its Restricted Subsidiaries; provided, that any such notes received shall be secured by such sites.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means any transfer of property or assets by the Company or any of its Restricted Subsidiaries in which at least 80% of the consideration received by the transferor consists of property or assets that will be used in a Permitted Business; provided that the aggregate Fair Market Value of the property or assets being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate Fair Market Value of the property or assets being received by Company or such Restricted Subsidiary.

“Permitted Business” means (x) any business conducted by the Company or its Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to, or a reasonable extension or expansion of, the business of the Company or its Restricted Subsidiaries on the Issue Date and (y) any unrelated business to the extent it is not material.

“Permitted Holdings Payments” means, without duplication as to amounts:

(1) payments to Holdings to permit Holdings to pay (i) franchise taxes or other costs of maintaining its corporate existence, (ii) guaranteed distributions to owners paid in lieu of salaries to the extent treated as compensation expense by the Company and otherwise determined on a basis consistent with the Company’s general practices regarding employee compensation as in effect from time to time and (iii) accounting, legal and administrative and other operating expenses of Holdings when due; provided that, in the case of clause (iii), such payments shall not exceed $2 million per annum;

(2) with respect to each tax year or portion thereof that the Company is treated as a disregarded entity or as a partnership for federal income tax purposes (or after such period, to the extent relating to the income tax liability for such period), the payment of Tax Distributions; and

(3) fees and expenses related to any equity offering or other financing of any direct or indirect parent of the Company.

“Permitted Investment” means:

(1) any Investment in the Company or in a Wholly-Owned Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor, and, in either case, any Investments held by such Persons;

(4) any Investment made prior to the Issue Date;

(5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(6) any acquisition of assets or Capital Stock solely in exchange for, or out of the net cash proceeds received from the substantially contemporaneous issuance of Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Investment pursuant to this clause (6) will be excluded from Section 4.07(a)(iii)(b) hereof;

(7) any Investments received in compromise or resolution of (A) obligations of trade creditors, franchisees or customers that are accounts receivable of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, franchisee or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(8) Investments represented by Hedging Obligations;

(9) endorsements of negotiable instruments and documents in the ordinary course of business;

(10) pledges or deposits permitted under clause (9) of the definition of “Permitted Liens”;

(11) repurchases of the Notes;

(12) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(13) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

(14) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(15) any Investments in joint ventures engaged in a Permitted Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding, not in excess of $20.0 million;

(16) any guarantees permitted by Section 4.09 hereof or Liens of the type described in clause (11) of the definition of “Permitted Liens”;

(17) the making of any Investments in exchange for, or through the application of the proceeds of contributions to the common equity capital of the Company or a Restricted Subsidiary (other than in the form of Disqualified Stock) or a sale, other than to a Subsidiary of the Company, of Equity Interests of the Company (other than Disqualified Stock); provided that such proceeds are applied within 90 days of receipt from such contribution or sale and provided, further, that any such proceeds will be excluded from clause (iii)(b) of Section 4.07(a); and

(18) other Investments in any Person other than an Affiliate of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding, not to exceed $20.0 million.

“Permitted Liens” means:

(1) Liens on assets of the Company or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that were incurred pursuant to clause (1) of the definition of “Permitted Debt”;

(2) Liens in favor of the Company or the Guarantors;

(3) Liens on property or shares of Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition, and were not incurred in contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness permitted by Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the Issue Date;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) pledges or deposits by a Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(10) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11) Liens on equipment located on the property of the Company’s or its Restricted Subsidiaries’ clients granted in the ordinary course of business;

(12) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(13) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any of its Restricted Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(14) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries;

(16) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent permitted hereunder;

(17) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(18) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is permitted to be incurred under this Indenture;

(19) Liens created for the benefit of this Indenture, the Notes (or the Note Guarantees);

(20) refinancing Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(21) Liens arising out of Attributable Debt properly incurred under clause (a) of Section 4.09 hereof with respect to Sale and Leaseback Transactions exclusively involving property or assets acquired (whether by merger, consolidation, acquisition of stock or assets or otherwise), constructed or developed after the Issue Date;

(22) Liens securing pari passu Indebtedness permitted to be incurred pursuant to Section 4.09 in an amount not to exceed the maximum amount of Indebtedness such that the Consolidated Senior Secured Debt Ratio (at the time of incurrence of such Indebtedness after giving pro forma effect thereto in a manner consistent with the calculation of the Fixed Charge Coverage Ratio) would not be greater than 2.00 to 1.00;

(23) Liens to secure Indebtedness permitted by Section 4.09(b)(14) hereof;

(24) Liens on assets of Foreign Subsidiaries securing Indebtedness of a Foreign Subsidiary permitted by Section 4.09 and securing other obligations under the agreements governing or relating to such Indebtedness, so long as such Liens do not encumber the Capital Stock of the Company or any of its Subsidiaries; and

(25) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness of the Company or any Restricted Subsidiary used to refinance Permitted Refinancing Indebtedness; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including tender and/or redemption premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Sale Leaseback Transactions” means (a) any Sale and Leaseback Transaction pending on the Issue Date, (b) any Sale and Leaseback Transaction involving land that was undeveloped as of the Issue Date and (c) any Sale and Leaseback Transactions relating solely to property and assets acquired, developed or constructed after the Issue Date. For the avoidance of doubt, any Sale and Leaseback Transaction involving stores in existence on the Issue Date (other than those relating to pending Sale and Leaseback Transactions) shall not be deemed to constitute a Permitted Sale-Leaseback Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment (i) of dividends, or (ii) upon liquidation, dissolution or winding up of the issuer of such Equity Interest.

“Principal” means (1) Wellspring Capital Management LLC (“Wellspring”), investment funds managed by Wellspring, partners of Wellspring, affiliates of Wellspring, an entity controlled by any of the foregoing and/or a trust for the benefit of any of the foregoing and (2) Sam L. Susser, his spouse, his lineal descendents (whether by adoption or otherwise) and any trust for the benefit of any of the foregoing.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Public Equity Offering” means an underwritten public offering of common stock of Holdings pursuant to an effective registration statement under the Securities Act with aggregate net proceeds of at least $25.0 million.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date , between the Issuers, the Guarantors and Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements between the Issuers, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) located at the address of the Trustee set forth in Section 13.02 hereof who has direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred by a Responsible Officer because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person (other than Non-Operating Subsidiaries) owned as of the Issue Date, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SFC” has the meaning set forth in the preamble to this Indenture.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date (including any sinking fund payment), and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Tax Distributions” means, for any period during which the Company is treated as a disregarded entity or as a partnership for federal, state and/or local income tax purposes or after such period, to the extent relating to the income tax liability for such period, the payment of distributions in respect of income tax liabilities of members of the Company (for this purpose viewing members of the Company as those persons or entities directly owning interests or profits interests in the Company and those persons or entities indirectly owning such interests through disregarded entities or partnerships for tax purposes), in an aggregate amount not to exceed the product of the taxable income, calculated in accordance with applicable law, of the Company and any of its Subsidiaries that are disregarded entities or partnerships for tax purposes multiplied by the highest combined published federal, state and/or local income tax rate applicable to individuals or corporations, if higher, which rate shall be based upon the rate certified to the Trustee on an annual basis (or more frequently if the tax rate changes during any annual period) by the chief financial officer of the Company.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date on which this Indenture is qualified thereunder.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical

Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 15, 2013; provided that if the period from such redemption date to May 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, and any Subsidiary of such Unrestricted Subsidiary, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt and, if applicable and at the option of the Company, Guarantees of the Notes;

(2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11	(a)
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15	(a)
“Change of Control Payment”	4.15	(a)
“Change of Control Payment Date”	4.15	(a)
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10	(c)
“incur”	4.09	(a)
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09	(b)
“Purchase Date”	3.09
“QIB”	4.03
“Registrar”	2.03
“Restricted Payments”	4.07	(a)

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2.

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notations, legends or endorsements are in a form acceptable to the Issuers. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer of each Issuer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by one Officer of each Issuer (an “Authentication Order”) (together with any other documents that may be reasonably required by the Trustee), authenticate and deliver: (i) on the date hereof, an aggregate principal amount of $425.0 million 8.50% Senior Notes due 2016, (ii) Additional Notes issued in compliance with Section 2.14 hereof for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to this Section 2.02 and (iii) Exchange Notes for issue only in an Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Initial Notes or Additional Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1) the Depositary notifies the Issuers that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary; or

(2) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Issuers, the Trustee, Paying Agent, nor any agent of the Issuers shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor (as defined in Rule 902(d) promulgated under the Securities Act)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to an Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to an Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made to a QIB pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made in an offshore transaction pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, provides the certifications required by the applicable Letter of Transmittal and the Exchange Offer Registration Statement that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request, an Opinion of Counsel reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof (together with such other documents that the Trustee may reasonably require), the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer in accordance with the Registration Rights Agreement by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer in accordance with the Registration Rights Agreement.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and, if applicable, the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED

IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend. In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATES NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes (i) during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (ii) during a period beginning of the opening of business 15 days before any interest payment date and ending at the close of business on such interest payment date;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

The Trustee shall have no obligation or duty under this Indenture to monitor, determine or inquire as to compliance with any restriction on transfers imposed under this Indenture under applicable securities law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06 (including all Notes received for transfer pursuant to this Section 2.06). The Issuers shall have the right to require the Trustee to deliver to the Issuers, at the Issuers’ expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

In connection with any transfer of any Note, the Trustee and the Issuers shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note; however, Notes held by an Issuer or a Subsidiary of an Issuer shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers from time to time upon written request. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on the record date for interest payment on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing in the form of an Officers’ Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

The Issuers in issuing the Notes may use CUSIP, ISIN or other such numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or other such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the CUSIP, ISIN or other numbers.

Section 2.14 Issuance of Additional Notes.

The Issuers shall be entitled, from time to time, subject to its compliance with Section 4.09 hereof, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The Initial Notes, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Issuers shall set forth in an Officers’ Certificate pursuant to resolutions of the Board of Directors of each Issuer, copies of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

(3) whether such Additional Notes shall be issued in the form of Restricted Global Notes or Exchange Notes.

In connection with the issuance of Additional Notes, the Trustee shall receive an Opinion of Counsel, together with enforceability, corporate and other customary opinions.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 30 days, but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair, appropriate and practicable.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 and integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, and the CUSIP numbers for such Notes, and the CUSIP numbers for such Notes;

(6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional unless the redemption is conditioned upon the occurrence of a subsequent event.

Section 3.05 Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to May 15, 2013, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 108.500% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of a Public Equity Offering of the Company or a contribution to the Company’s or a Restricted Subsidiary’s common equity capital made with the net cash proceeds of a Public Equity Offering of any other direct or indirect parent of the Company; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

(b) The Notes may be redeemed, in whole or in part, at any time prior to May 15, 2013 at the option of the Issuers, upon not less than 30 nor more than 60 days’ notice (prior notice mailed by first-class mail to each Holder’s registered address) at the redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c) Except pursuant to the clauses (a) and (b) above, the Notes will not be redeemable at the Issuers’ option prior to May 15, 2013. On or after May 15, 2013, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on an interest payment date that is prior to the applicable redemption date:

Year	Percentage
2013	104.250%
2014	102.125%
2015 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), they will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in an amount of $2,000 and integral multiples of $1,000 in excess thereof only;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes exceeds the Offer Amount, the Issuers will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in amounts of $2,000 and integral multiples of $1,000 in excess thereof will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4.

COVENANTS

Section 4.01 Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 12:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue on such payment for the intervening period.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee at Wells Fargo Bank, N.A., 45 Broadway, 14th Floor, New York, New York 10006, Attention: Corporate Trust Administration.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof, and designates the trust office of the affiliate of the Trustee at Wells Fargo Bank, N.A., 45 Broadway, 14th Floor, New York, New York 10006, Attention: Corporate Trust Administration or another such office or agency.

Section 4.03 Reports.

Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Company will furnish to the Holders, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service shall be deemed to satisfy the Company’s delivery obligation. To the extent that the Company does not file such information with the SEC, the Company will either (1) distribute such reports (as well as the details regarding the conference call described below) electronically to (a) any holder of the Notes, (b) to any beneficial owner of Notes, (c) to any prospective investor who provides their e-mail address to the Company and certifies that they are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (“QIB”) or (d) any securities analyst who provides their e-mail address to the Company and certifies that they are a securities analyst, or (2) (x) post such reports (as well as the details regarding the conference call described below) on a website accessible to (a) any holder of the Notes, (b) to any beneficial owner of Notes, (c) to any prospective investor certifies that they are a QIB or (d) any securities analyst who certifies that they are a securities analyst and (y) provide notice of each such posting by means of a press release on a nationally recognized business news wire service, in the case of quarterly and annual reports not less than three nor more than five business days prior to posting, and in the case of current reports contemporaneously with the posting of such report. Unless the Company is subject to the reporting requirements of the Exchange Act, the Company will also hold a quarterly conference call for the holders of the Notes to discuss such financial information. The conference call will not be later than three business days from the time that the Company distributes the financial information as set forth above.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants.

If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will distribute or post all reports required by this Section 4.03 in accordance with the second preceding paragraph.

In addition, the Company agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that (1) the rules and regulations of the SEC permit the Company and any direct or indirect parent company of the Company to report at such parent entity’s level on a consolidated basis and (2) such parent entity of the Company is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly of the Capital Stock of the Company, the information and reports required by this Section 4.03 may be those of such parent company on a consolidated basis.

Delivery of reports, information and documents to the Trustee under this Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

Section 4.04 Compliance Certificate.

(a) The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and each Guarantor during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers and each Guarantor have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers and their respective Subsidiaries are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers and their respective Subsidiaries are taking or propose to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, as promptly as practicable upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate within 30 days after the occurrence thereof, specifying such Default or Event of Default, its status and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05 Taxes.

The Issuers will pay, and will cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not be reasonably expected to have a material adverse effect on the Issuers and the Guarantors as a whole.

Section 4.06 Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company held by Persons other than Restricted Subsidiaries;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (x) a payment of interest or principal at the Stated Maturity thereof; or (y) a payment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement; or

(4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by Section 4.07(b)(2), (3), (4), (5), (6), (7), (8) and (9)), is less than the sum, without duplication, of:

(a) 50% of (i) the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Company’s last completed fiscal quarter preceding the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) and (ii) any dividends received by the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period; plus

(b) 100% of the aggregate net cash proceeds and the Fair Market Value of assets received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); provided, that any such proceeds applied pursuant to clause (17) of the definition of “Permitted Investments” shall be excluded from this clause (iii)(b); plus

(c) to the extent that any Unrestricted Subsidiary designated as such after the Issue Date (i) is redesignated as a Restricted Subsidiary, (ii) is merged or consolidated into the Company or any of its Restricted Subsidiaries or (iii) transfers all or substantially all of its assets to the Company or any of its Restricted Subsidiaries after the Issue Date, the Fair Market Value of (x) in the case of clause (i) or (ii) above, the Company’s Investment in such Subsidiary as of the date of such redesignation, merger or consolidation and (y) in the case of clause (iii) above, such assets; plus

(d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated, repaid, repurchased or redeemed for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), and (ii) the initial amount of such Restricted Investment.

(b) Notwithstanding the foregoing, so long as no Default has occurred and is continuing or would be caused thereby (other than in respect of clauses (1), (3), (6), (8), (9) and (10) of this Section 4.07(b)), the preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for Equity Interests of the Company (other than Disqualified Stock) or out of the net cash proceeds received by the Company from the substantially contemporaneous sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or from the substantially contemporaneous contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds will be excluded from and not duplicated with clause (iii)(b) of Section 4.07(a);

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis taking into account the relative preferences, if any, of the various classes of Equity Interests in such Restricted Subsidiaries;

(5) the repurchase, redemption or other acquisition or retirement for value of, or dividends or distributions to Holdings to allow Holdings to repurchase, redeem or acquire, any Equity Interests of Holdings or the Company or any Restricted Subsidiary of the Company held by any current, former or future officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, employment agreement, severance agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (5) may not exceed $2.5 million in any twelve-month period plus the aggregate net cash proceeds received by the Company after the Issue Date from the issuance of such Equity Interests to, or the exercise of options to purchase such Equity Interests by, any current, former or future director, partner, officer or employee of the Company or any Restricted Subsidiary (provided that the amount of such net cash proceeds received by the Company and utilized pursuant to this clause (5) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (iii)(b) of Section 4.07(a)); and provided, further, that amounts available pursuant to this clause (5) to be utilized for Restricted Payments during any twelve-month period may be carried forward and utilized in the next succeeding twelve-month periods);

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent (i) a portion of the exercise price of those stock options or (ii) withholding incurred in connection with such exercise;

(7) the payment of any dividend to holders of any class or series of Disqualified Stock of the Company or preferred stock of its Restricted Subsidiaries issued in accordance with Section 4.09 to the extent such dividends are included in the calculation of Fixed Charges and excluded from the calculation of Net Income for all purposes;

(8) any repricing or issuance of employee stock options outstanding on the Issue Date or the payment of bonuses pursuant to such arrangements as in effect on the Issue Date;

(9) Permitted Holdings Payments;

(10) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness that is contractually subordinated to the Notes or any Note Guarantee pursuant to provisions similar to those described in Section 4.15 and Section 4.10; provided that all Notes tendered by Holders in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(11) other Restricted Payments in an aggregate amount not to exceed $10.0 million since the Issue Date.

(b) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an Independent Financial Advisor if the Fair Market Value exceeds $15.0 million.

(c) For purposes of determining compliance with this Section 4.07, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (11) of Section 4.07(b) or is entitled to be made according to Section 4.07(a), the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.07.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its property or assets to the Company or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2) this Indenture, the Notes and the Note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3);

(7) restrictions on cash and other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens, including real estate mortgages, permitted to be incurred under Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued or any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive (as determined by the Company in good faith) in any material respect than those contained in such agreements or instruments in effect on the Issue Date, if:

(i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, or

(ii) at the time such Indebtedness is Incurred, such encumbrance or restriction is not expected to materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the chief financial officer of the Company, whose determination shall be conclusive; and

(13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company’s Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period, provided, further, that the amount of Indebtedness (including Acquired Debt) that may be incurred pursuant to this clause (a) by Restricted Subsidiaries that are not Guarantors of the Notes shall not exceed $10.0 million at any one time outstanding.

(b) Section 4.09(a) will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1) the incurrence by the Company and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) 85% of accounts receivable plus 60% of inventory and (y) $160.0 million;

(2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, Attributable Debt, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing, whether or not incurred at the time of such cost or acquisition, all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment or intellectual property rights used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (x) 8.0% of Consolidated Net Tangible Assets and (y) $35.0 million at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or clauses (2), (3), (4), (5), (14) or (15) of this Section 4.09(b);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company; will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Subsidiary of the Company; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

(9) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of customers for check cashing and short term lending products in the ordinary course of business consistent with past practices;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds or similar types of obligations in the ordinary course of business;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days of being incurred;

(13) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(14) Acquired Debt; provided that, after giving pro forma effect to the transactions that result in the incurrence of such Acquired Debt the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(15) the incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $40.0 million.

(c) The Company will not incur, and will not permit any of its Restricted Subsidiaries to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Note Guarantee of such Restricted Subsidiary on substantially identical terms. No Indebtedness will be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

(d) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of Section 4.09(b), or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted, in its sole discretion, to classify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or Preferred Stock in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(1). Except as set forth above, at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.09(a) and 4.09(b) in any manner that complies with this Section 4.09. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e) The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Section 4.10 Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) except for any Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:

(a) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or similar agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b)(i) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by the Company or such Restricted Subsidiary into cash within 180 days after such Asset Sale, to the extent of the cash received in that conversion, sale or exchange; (ii) any Ordinary Course Notes and Fuel Agreements or

(iii) notes in exchange for raw, undeveloped land, which notes are secured by such land.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may at its option:

(1) apply such Net Proceeds to repay Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) apply such Net Proceeds to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company (or enter into a definitive agreement with respect thereto that is consummated within 545 days after the receipt of any such Net Proceeds);

(3) apply such Net Proceeds to make a capital expenditure; or

(4) apply such Net Proceeds to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business (or enter into a definitive agreement with respect thereto that is consummated within 545 days after the receipt of any such Net Proceeds).

Pending the final application of any Net Proceeds, the Issuers or a Restricted Subsidiary may temporarily reduce revolving credit borrowings or temporarily invest the Net Proceeds in cash or Cash Equivalents.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds.” The Issuers will make an Asset Sale Offer to all Holders and all holders of other Indebtedness that is pari passu with the Notes in accordance with Section 3.09 with respect to offers to purchase or redeem with the proceeds of Asset Sales to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash and the offer or redemption price for such other pari passu Indebtedness shall be as set forth in the related documentation governing such Indebtedness. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer and other pari passu Indebtedness tendered exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company or such other applicable party shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Notwithstanding the foregoing provisions of this Section 4.10, the Issuers will not be required to make an Asset Sale Offer in accordance with this Section 4.10 until the aggregate amount of Excess Proceeds exceeds $10.0 million.

(d) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 or this Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and either (x) a further resolution by a majority of the disinterested members of the Board of Directors of the Company approving such Affiliate Transaction, or (y) a copy of an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a copy of an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

(b) The following items and payments pursuant thereto, will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(1) any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto and the issuance of Equity Interests of the Company (other than Disqualified Stock) to directors and employees pursuant to stock option or stock ownership plans, in each case, approved in good faith by the Board of Directors of the Company;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees, compensation benefits or indemnity to directors;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6) Restricted Payments that do not violate Section 4.07 or any Permitted Investment;

(7) loans or advances to employees made in the ordinary course of business;

(8) any agreement as in effect on the Issue Date, or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable in any material respect to the Company or its Restricted Subsidiaries) and the transactions evidenced thereby; and

(9) Permitted Holdings Payments.

Section 4.12 Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (except Permitted Liens) on any asset now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries or any proceeds, income or profits therefrom, or assign or convey any right to receive income therefrom securing Indebtedness unless, in the case of Indebtedness expressly subordinated to the Notes, the Notes and Note Guarantees are secured by a Lien on such assets that is senior in priority to such Liens; or in the case of Indebtedness that ranks equally with the Notes, the Notes and the Note Guarantees are equally and ratably secured.

Section 4.13 Business Activities.

(a) The Issuers will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuers and their Restricted Subsidiaries taken as a whole.

(b) SFC will not hold any material assets or become liable for any Obligations or engage in any business activities; provided that SFC may be a co-obligor of the Notes (including any Additional Notes) pursuant to the terms of this Indenture, a borrower or guarantor pursuant to the terms of the Credit Agreement or a co-obligor on other Indebtedness of the Company permitted under this Indenture if the Company is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company’s Restricted Subsidiaries other than SFC. SFC may, as necessary, engage in any activities directly related to or necessary in connection with serving as a co-obligor of the Notes, a borrower or guarantor pursuant to the terms of the Credit Agreement and a co-obligor on such other Indebtedness. The Company will not sell or otherwise dispose of any of its Equity Interests in SFC and will not permit SFC, directly or indirectly, to issue or sell or otherwise dispose of any of its Equity Interests.

(c) Holdings shall not conduct or engage in any business or hold or acquire any assets other than:

(1) the ownership of Capital Stock of the Company and any activities directly related to such ownership;

(2) the performance of its obligations under and in connection with its Note Guarantee, the Credit Agreement and any other Indebtedness with respect to which the Company is an obligor and the proceeds of which are received by the Company or one or more of the Company’s Restricted Subsidiaries; or

(3) the undertaking of any actions required by law, regulation or order, including to maintain its existence.

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, each of the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of such Issuer or any such Subsidiary; and

(2) the rights (charter and statutory) and franchises of such Issuer and its Subsidiaries; provided, however, that such Issuer shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of such Issuer or any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Issuer and its Subsidiaries, taken as a whole, and that the loss thereof would not be reasonably expected to have a material adverse effect on the Issuers and the Guarantors as a whole.

Section 4.15 Offer to Repurchase upon Change of Control.

(a) If a Change of Control occurs, each Holder will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Issuers shall offer to purchase the

Notes for a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders on the relevant record date to receive interest due on an interest payment date that is prior to the purchase date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 or this Section 4.15, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under with Section 3.09 or this Section 4.15 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

(c) The Paying Agent will promptly mail to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.09 and this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 unless and until there is a default in payment of the applicable redemption price.

(e) A Change of Control Offer may be made in advance of a Change of Control, conditioned upon consummation of the Change of Control, if a definitive agreement is in effect at the time of making such Change of Control Offer that, when consummated in accordance with its terms, will result in a Change of Control.

Section 4.16 Limitation on Issuances of Guarantees of Indebtedness.

The Company will not permit any of its domestic Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company unless such domestic Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such domestic Restricted Subsidiary, which Guarantee will be senior to or pari passu with such domestic Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness.

Any Guarantee of the Notes will be released upon the occurrence of certain events described in this Indenture and will be subject to the terms and conditions relating to Guarantees of the Notes set forth in this Indenture.

Section 4.17 Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18 Additional Note Guarantees.

If the Company or any of its Restricted Subsidiaries (x) acquires or creates a Restricted Subsidiary after the Issue Date (other than a Non-Operating Subsidiary) or (y) any Subsidiary that was formerly designated as a Non-Operating Subsidiary no longer constitutes a Non-Operating Subsidiary, then that newly acquired or created Restricted Subsidiary or such Subsidiary that is no longer a Non-Operating Subsidiary, as applicable, will (1) become a Guarantor and execute a supplemental indenture, and (2) deliver to the Trustee an Opinion of Counsel relating to the foregoing within 10 business days of the date on which it was acquired or created.

Section 4.19 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

The Company may not designate SFC an Unrestricted Subsidiary.

Section 4.20 Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction other than Permitted Sale Leaseback Transactions; provided that the Company or any Restricted Subsidiary thereof may enter into a Sale and Leaseback Transaction if:

(1) the Company or such Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12;

(2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

(3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10.

ARTICLE 5.

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

(a) The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (x) the Company is the surviving Person; or (y) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture and any other applicable agreement reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(5) the Trustee is provided with an Officers’ Certificate and Opinion of Counsel stating that such consolidation or merger complies with the provisions of this Indenture.

(b) Section 5.01(a)(4) will not apply to:

(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Wholly-Owned Restricted Subsidiaries.

(c) Holdings may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not Holdings is the surviving Person) another Person, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of Holdings under this Indenture, pursuant to a supplemental indenture satisfactory to the Trustee.

Section 5.02 Successor Corporation Substituted.

In the event of any transaction described in and complying with the conditions listed in Section 5.01 in which Holdings or the Company is not the continuing entity, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Holdings or the Company, as the case may be, and Holdings or the Company, as the case may be, would be discharged from all obligations and covenants under this Indenture and the Notes or its Note Guarantee, as the case may be, and the Registration Rights Agreement.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.10, 4.15 or 5.01 hereof;

(4) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default results in the acceleration of such Indebtedness prior to its express maturity, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(8) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; and

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains undischarged, unstayed or unremedied and in effect for 60 consecutive days.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clauses (8) or (9) of Section 6.01, with respect to an Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable.

In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of Section 6.01, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted in such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to Section 7.01(e), Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security reasonably satisfactory to the Trustee or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers, their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, including under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

Any money or other property collected by the Trustee pursuant to this Article 6, or otherwise distributable in respect of the Issuers’ obligations under this Indenture shall be paid in the following order:

First: to the Trustee and its agents and attorneys for amounts due the Trustee under 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

Third: to the Issuers or the applicable Guarantor, as the case may be, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

The Trustee may, upon written notice to the Issuers, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01 and Section 7.02.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee agrees to accept and act upon facsimile or other electronic transmission of written instructions or directions pursuant to this Indenture, it being understood that originals of such shall be provided to the Trustee in a timely manner.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each Issuer, and any resolution of the Boards of Directors of the Issuers shall be sufficient if evidenced by a copy of such resolutions certified by an Officers’ Certificate to have been duly adopted and in full force and effect on the date thereof.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may reasonably see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company, and shall incur no liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer shall have received written notice thereof in accordance with Section 13.02 hereof, and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07 Compensation and Indemnity.

(a) The Issuers and the Guarantors will pay to the Trustee such reasonable compensation for its acceptance of this Indenture and services hereunder as is agreed from time to time by the Issuers and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable and customary disbursements, advances and reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services, except any such disbursement, advance or expense as may be attributable to the Trustee’s negligent action, negligent failure to act, willful misconduct or bad faith. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuers and the Guarantors will indemnify and hold harmless each of the Trustee and its officers, directors, employees and agents against any and all losses, liabilities or reasonable out-of-pocket expenses incurred by it arising out of, relating to or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. Such Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have one separate counsel and the Issuers will pay the reasonable and customary fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuers and the Guarantors under this Section 7.07 are joint and several and will survive the satisfaction and discharge of this Indenture.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may, upon 30 days’ written notice to the Issuers, resign and be discharged from the trust hereby created. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Issuers, for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of their Boards of Directors evidenced by resolutions set forth in an Officers’ Certificate, and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the Notes under Article 2 and Section 4.02 of this Indenture;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of an Independent Financial Advisor to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which any Issuer or any Guarantor is a party or by which any Issuer or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which any Issuer or any of their respective Subsidiaries is a party or by which any Issuer or any of their respective Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Nothing in this Article 8 shall be deemed to discharge those provisions of this Indenture, including the provisions of Section 7.07 hereof, that by their terms survive the satisfaction and discharge of this Indenture.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the written direction and the expense of the Issuers, cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that if the Issuers make any payment of principal of, premium or Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

Notwithstanding Section 9.02 hereof, without the consent of any Holder, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(5) to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum to the extent that such provision in that “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;

(6) to provide for the issuance of Additional Notes, in accordance with the limitations set forth in this Indenture as of the Issue Date;

(7) to provide additional rights or benefits to Holders or to amend or supplement this Indenture in a manner that does not adversely affect the rights of Holders; or

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Section 9.02 With Consent of Holders.

Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuers accompanied by resolutions of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers and the Guarantors with any provision of this Indenture, the Notes, or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 3.09, 4.10 and 4.15);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Section 3.09, Section 4.10 or Section 4.15);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until their respective Boards of Directors approve it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and will be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10.

[RESERVED]

ARTICLE 11.

NOTE GUARANTEES

Section 11.01 Guarantee.

(a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1) the principal of, premium and Additional Interest, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders and to the Trustee under this Indenture will be promptly paid in full or performed, all in accordance with the terms of the Notes and this Indenture; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that (to the fullest extent permitted by law) their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives (to the fullest extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors. Neither the Issuers nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge thereof.

In the event that the Issuers or any of their Restricted Subsidiaries creates or acquires any Subsidiary after the Issue Date, if required by Section 4.18 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.18 hereof and this Article 11, to the extent applicable.

Section 11.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture, the Note Guarantee and the Registration Rights Agreement on the terms set forth herein or therein; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor. The Company may permit any Guarantor to consolidate or merge, or convey, transfer or lease all or substantially all of the assets of such Guarantor, if such transaction would result in the release of the Note Guarantee of such Guarantor pursuant to Section 11.05 hereof.

The Company may permit any Guarantor to merge with or into, or convey, transfer or lease all or substantially all its assets to, an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction.

Section 11.05 Releases.

(a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably requested of it in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

(b) Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee.

(c) In the event of any consolidation or merger if the Guarantor or surviving Person shall cease to be a Subsidiary of the Company; provided that such consolidation or merger is in accordance with the applicable provisions of this Indenture, including without limitation Section 5.01 hereof.

(d) Upon the release of such Guarantor from its liability in respect of all Indebtedness of the Issuers and all other Guarantors.

(e) Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12.

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (subject to those provisions that by their express terms shall survive), when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company, SFC or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company, SFC or any Guarantor is a party or by which the Company, SFC or any Guarantor is bound;

(3) the Company, SFC or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13.

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 13.02 Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Susser Holdings, L.L.C.

4525 Ayers Street

Corpus Christi, Texas 78415

Attention: General Counsel

Fax: (361) 884-2463

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Rod Miller, Esq.

Fax: (212) 310-8007

If to the Trustee:

Wells Fargo Bank, N.A.

201 Main Street, Suite 301

MAC T5441-030

Forth Worth, Texas 76102

Fax: (817) 885-8650

Attention: Corporate Trust Services

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time received, if mailed; when receipt acknowledged, if telecopied; and at the time received, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to Trustee shall be deemed effective only upon actual receipt by the Trustee.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that no such Opinion of Counsel shall be required in connection with the order of the Issuers to authenticate and deliver the Notes in the aggregate principal amount of $425,000,000 on the Issue Date pursuant to Section 2.02 hereof.

Section 13.05 Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, member, manager, partner, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

All agreements of the Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

The parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart will be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of May 7, 2010

SUSSER HOLDINGS, L.L.C.

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

SUSSER FINANCE CORPORATION

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

[INDENTURE]

GUARANTORS:

APPLIED PETROLEUM TECHNOLOGIES, LTD.

By:	APT Management Company, L.L.C., its general partner

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

APT MANAGEMENT COMPANY, L.L.C.

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

C&G INVESTMENTS, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President

CORPUS CHRISTI REIMCO, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

[INDENTURE]

STRIPES LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

STRIPES ACQUISITION LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

STRIPES HOLDINGS LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

SUSSER FINANCIAL SERVICES LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

SUSSER HOLDINGS CORPORATION

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

[INDENTURE]

SUSSER PETROLEUM COMPANY LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President and Secretary

TCFS HOLDINGS, INC.

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

TOWN & COUNTRY FOOD STORES, INC.

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

T&C WHOLESALE, INC.

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

GOPETRO TRANSPORT LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

[INDENTURE]

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ John C. Stohlmann
Name:	John C. Stohlmann
Title:	Vice President

[INDENTURE]

EXHIBIT A1

[Face of Note]

[Global Note Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Private Placement Legend]

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN

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APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

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CUSIP/ISIN

8.50% Senior Notes due 2016

No.	$

SUSSER HOLDINGS, L.L.C.

SUSSER FINANCE CORPORATION

promises to pay to CEDE & CO. or registered assigns,

the principal sum of                                                                                            DOLLARS on May 15, 2016.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated:             , 2010

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SUSSER HOLDINGS, L.L.C.

By:
Name:
Title:

SUSSER FINANCE CORPORATION

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Signatory

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[Back of Note]

8.50% Senior Notes due 2016

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Susser Holdings, L.L.C., a Delaware limited liability company (the “Company”), and Susser Finance Corporation, a Delaware corporation (“SFC” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 8.50% per annum from May 7, 2010 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 15, 2010. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the rate then in effect; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be made with respect to principal of and interest, premium and Additional Interest, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

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(4) Indenture. The Issuers issued the Notes under an Indenture dated as of May 7, 2010 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) Optional Redemption.

(a) At any time prior to May 15, 2013, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108.500% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of a Public Equity Offering of the Company or a contribution to the Company’s or a Restricted Subsidiary’s common equity capital made with the net cash proceeds of a Public Equity Offering of any other direct or indirect parent of the Company; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

(b) The Notes may be redeemed, in whole or in part, at any time prior to May 15, 2013 at the option of the Issuers, upon not less than 30 nor more than 60 days’ notice (prior notice mailed by first-class mail to each Holder’s registered address) at the redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c) Except pursuant to subparagraphs (a) and (b) above, the Notes will not be redeemable at the Issuers’ option prior to May 15, 2013. On or after May 15, 2013, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on an interest payment date that is prior to the applicable redemption date:

Year	Percentage
2013	104.250%
2014	102.125%
2015 and thereafter	100.000%

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Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) Mandatory Redemption. The Issuers will not be required to make mandatory redemption payments with respect to the Notes.

(7) Repurchase at the Option Of Holder.

(a) If a Change of Control occurs, each Holder will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes (a “Change of Control Offer”) at a purchase price (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, if any, to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on an interest payment date that is prior to the purchase date. Within ten days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, once the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will commence an offer to all Holders pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Holders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in

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denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes (i) for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date, or (ii) during a period beginning at the opening of business 15 days before any Interest Payment Date and ending at the close of business on such Interest Payment Date.

(10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer’s or any Guarantor’s obligations to Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture or under the Intercreditor Agreement of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum dated April 30, 2010, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

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(12) Defaults and Remedies. Each of the following is an Event of Default: (i) the Issuers default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes; (ii) the Issuers default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (iii) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 4.10, 4.15 or 5.01 of the Indenture; (iv) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant or other agreement in the Indenture or the Notes for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee exists as of, or is created after, the Issue Date, if that default results in the acceleration of such Indebtedness prior to its express maturity, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of Section 6.01 of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) of Section 6.01 of the Indenture have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of

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Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted in such acceleration. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or its Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(14) No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Issuers or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 7, 2010, between the Issuers and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, between the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

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(18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Susser Holdings, L.L.C.

4525 Ayers Street

Corpus Christi, Texas 78415

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                      to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐    Section 4.10                     ☐    Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT A2

[Face of Regulation S Temporary Global Note]

[Regulation S Temporary Global Note Legend]

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATES NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

[Global Note Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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[Private Placement Legend]

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

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CUSIP/ISIN

8.50% Senior Notes due 2016

No.	$

SUSSER HOLDINGS, L.L.C.

SUSSER FINANCE CORPORATION

promises to pay to CEDE & CO. or registered assigns,

the principal sum of                                                                           DOLLARS on May 15, 2016.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated:             , 2010

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SUSSER HOLDINGS, L.L.C.

By:
Name:
Title:

SUSSER FINANCE CORPORATION

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Signatory

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[Back of Regulation S Temporary Global Note]

8.50% Senior Notes due 2016

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Susser Holdings, L.L.C., a Delaware limited liability company (the “Company”), and Susser Finance Corporation, a Delaware corporation (“SFC” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 8.50% per annum from May 7, 2010 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 15, 2010. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the rate then in effect; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Note, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

(2) Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be made with respect to principal of and interest, premium and Additional Interest, if any, on all Global Notes and all other Notes

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the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) Indenture. The Issuers issued the Notes under an Indenture dated as of May 7, 2010 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) Optional Redemption.

(a) At any time prior to May 15, 2013, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108.500% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of a Public Equity Offering of the Company or a contribution to the Company’s or a Restricted Subsidiary’s common equity capital made with the net cash proceeds of a Public Equity Offering of any other direct or indirect parent of the Company; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

(b) The Notes may be redeemed, in whole or in part, at any time prior to May 15, 2013 at the option of the Issuers, upon not less than 30 nor more than 60 days’ notice (prior notice mailed by first-class mail to each Holder’s registered address) at the redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c) Except pursuant to subparagraphs (a) and (b) above, the Notes will not be redeemable at the Issuers’ option prior to May 15, 2013. On or after May 15, 2013, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set

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forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on an interest payment date that is prior to the applicable redemption date:

Year	Percentage
2013	104.250%
2014	102.125%
2015 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) Mandatory Redemption. The Issuers will not be required to make mandatory redemption payments with respect to the Notes.

(7) Repurchase at the Option Of Holder.

(a) If a Change of Control occurs, each Holder will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes (a “Change of Control Offer”) at a purchase price (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, if any, to the date of purchase, subject to the rights of Noteholders on the relevant record date to receive interest due on an interest payment date that is prior to the purchase date. Within ten days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, once the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will commence an offer to all Holders pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Holders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

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(8) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes (i) for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date or (ii) during a period beginning at the opening of business 15 days before any Interest Payment Date and ending at the close of business on such Interest Payment Date.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

(10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer’s or any Guarantor’s obligations to Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale of all or

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substantially all of such Issuer’s or such Guarantor’s assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture or under the Intercreditor Agreement of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum dated April 30, 2010, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

(12) Defaults and Remedies. Each of the following is an Event of Default: (i) the Issuers default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes; (ii) the Issuers default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (iii) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 4.10, 4.15 or 5.01 of the Indenture; (iv) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant or other agreement in the Indenture or the Notes for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee exists as of, or is created after, the Issue Date, if that default results in the acceleration of such Indebtedness prior to its express maturity, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes

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except as provided in the Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of Section 6.01 of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) of Section 6.01 of the Indenture have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted in such acceleration. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or its Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(14) No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Issuers or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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(17) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of this Regulation S Temporary Global Note will have all the rights set forth in the Registration Rights Agreement dated as of May 7, 2010, between the Issuers and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, between the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Susser Holdings, L.L.C.

4525 Ayers Street

Corpus Christi, Texas 78415

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐    Section 4.10                     ☐    Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE*

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges in part of another Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Susser Holdings, L.L.C.

4525 Ayers Street

Corpus Christi, Texas 78415

Wells Fargo Bank, N.A.

201 Main Street, Suite 301

MAC T5441-030

Forth Worth, Texas 76102

Attention: Corporate Trust Services

Re: 8.50% Senior Notes due 2016

Reference is hereby made to the Indenture, dated as of May 7, 2010 (the “Indenture”), among Susser Holdings, L.L.C., a Delaware limited liability company (the “Company”), and Susser Finance Corporation, a Delaware corporation (“SFC” and, together with the Company, the “Issuers”), each of the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                              (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    ☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.    ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.    ☐    Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)    ☐    such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)    ☐    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)    ☐    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.    ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)    ☐    Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)    ☐    Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)    ☐    Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(1)	(a)	☐	a beneficial interest in the:

			(i)	☐ 144A Global Note (CUSIP ), or

			(ii)	☐ Regulation S Global Note (CUSIP ), or

		(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP ), or

		(ii)	☐	Regulation S Global Note (CUSIP ), or

		(iii)	☐	Unrestricted Global Note (CUSIP ); or

	(b)	☐	a Restricted Definitive Note.

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Susser Holdings, L.L.C.

4525 Ayers Street

Corpus Christi, Texas 78415

Wells Fargo Bank, N.A.

201 Main Street, Suite 301

MAC T5441-030

Forth Worth, Texas 76102

Attention: Corporate Trust Services

Re 8.50% Senior Notes due 2016

(CUSIP             )

Reference is hereby made to the Indenture, dated as of May 7, 2010 (the “Indenture”), among Susser Holdings, L.L.C., a Delaware limited liability company (the “Company”), and Susser Finance Corporation, a Delaware corporation (“SFC” and, together with the Company, the “Issuers”), each of the Guarantors party thereto, and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                              (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.    ☐    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)    ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(2)    ☐    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)    ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, ☐ Regulation S Global Note (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Susser Holdings, L.L.C.

4525 Ayers Street

Corpus Christi, Texas 78415

Wells Fargo Bank, N.A.

201 Main Street, Suite 301

MAC T5441-030

Forth Worth, Texas 76102

Attention: Corporate Trust Services

Re: 8.50% Senior Notes due 2016

Reference is hereby made to the Indenture, dated as of May 7, 2010 (the “Indenture”), among Susser Holdings, L.L.C., a Delaware limited liability company (the “Company”), and Susser Finance Corporation, a Delaware corporation (“SFC” and, together with the Company, the “Issuers”), each of the Guarantors party thereto, and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $         aggregate principal amount of:

(a)    ☐    a beneficial interest in a Global Note, or

(b)    ☐    a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited

D-1

investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 7, 2010 (the “Indenture”) among Susser Holdings, L.L.C., a Delaware limited liability company (the “Company”), Susser Finance Corporation, a Delaware corporation (“SFC” and, together with the Company, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations under the Indenture of the Issuers to the Holders and the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

E-1

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-2

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [                    ], among                              (the “Guaranteeing Subsidiary”), a subsidiary of Susser Holdings, L.L.C., a Delaware limited liability company (the “Company”), and Susser Finance Corporation, a Delaware corporation (“SFC” and, together with the Company, the “Issuers”), each of the Guarantors party hereto and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 7, 2010, providing for the issuance of 8.50% Senior Notes due 2016 (including any Additional Notes issued pursuant to the terms of the Indenture, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:             , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

SUSSER HOLDINGS, L.L.C.

By:
Name:
Title:

SUSSER FINANCE CORPORATION

By:
Name:
Title:

[EXISTING GUARANTOR(S)]

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Signatory

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